Calculation of Filing Fee Tables
S-8
Coronado Global Resources Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01	Other	3,600,000	$ 8.77	$ 31,572,000.00	0.0001476	$ 4,660.03
Total Offering Amounts:						$ 31,572,000.00		$ 4,660.03
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,660.03
Offering Note
[1]	The amount registered reflected in Table 1 above represents the maximum number of shares of Common Stock, par value $0.01 per share, or Common Stock, of Coronado Global Resources Inc., or the Registrant, available pursuant to the Coronado Global Resources Inc. 2018 Equity Incentive Plan, or the Plan, being registered on the Registration Statement on Form S-8, or the Registration Statement, to which this exhibit relates. Pursuant to Rule 416 of the Securities Act of 1933, or the Securities Act, the Registration Statement also covers such additional shares of Common Stock as may become available pursuant to the anti-dilution provisions of the Plan. The proposed maximum offering price per unit and the maximum aggregate offering price in Table 1 above are estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of Common Stock (traded as 10 CHESS Depositary Interests, or CDIs) on the Australian Securities Exchange as of August 20, 2024, which is a date within five business days prior to filing.